EXHIBIT 11.2
DUKE-WEEKS REALTY CORPORATION
EARNINGS TO DEBT SERVICE CALCULATIONS
(in thousands)

                                                  DECEMBER 31,
                                                  1999
                                                  ------------

CONSOLIDATED NET INCOME AVAILABLE
 FOR COMMON SHARES                                $139,636
EARNINGS FROM LAND AND DEPRECIATED
 PROPERTY SALES                                    (10,013)
RECURRING PRINCIPAL AMORTIZATION                    10,182
MINORITY INTEREST IN EARNINGS OF
 COMMON UNITHOLDERS                                 19,811
INTEREST EXPENSE (EXCLUDES
 AMORTIZATION OF DEFERRED FINANCING FEES)           84,580
                                                   -------
   EARNINGS BEFORE DEBT SERVICE                   $244,196
                                                   =======
INTEREST EXPENSE (EXCLUDES AMORTIZATION
 OF DEFERRED FINANCING FEES)                      $ 84,580
RECURRING PRINCIPAL AMORTIZATION                    10,182
                                                   -------
   TOTAL DEBT SERVICE                             $ 94,762
                                                   =======
DEBT SERVICE RATIO                                    2.58
                                                   =======